UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2026

Commission file number 001-16111

Global Payments Inc.

(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
3550 Lenox Road, Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 829-8000

None

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, no par value	GPN	New York Stock Exchange
4.875% Senior Notes due 2031	GPN31A	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

On October 28, 2026, in connection with recent amendments to the Georgia Business Corporation Code, the Board of Directors of Global Payments Inc. (the “Company”) approved amendments to the Company’s Twelfth Amended and Restated Bylaws (the “Bylaws”), effective immediately. The amendments to the Bylaws:

(i) provide that the Georgia State-wide Business Court will be the sole and exclusive forum for internal entity claims, including, but not limited to, proceedings related to the court-ordered inspection of corporate records by a shareholder; and

(ii) establish a minimum ownership threshold of 1 percent for shareholders to commence or maintain a derivative proceeding on behalf of the Company.

The foregoing summary does not purport to be complete and is qualified in its entirety by the text of the Bylaws, as amended and restated, a copy of which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Global Payments Inc., as amended and restated on October 28, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PAYMENTS INC.

Date: November 2, 2026	By:	/s/ Dara Steele-Belkin
Dara Steele-Belkin
Chief Legal Officer